Exhibit 99.1

The Glimpse Group Reports Q3 Fiscal Year 2024 Financial Results

NEW YORK, NY, May 15, 2024 — The Glimpse Group, Inc. (“Glimpse”) (NASDAQ: VRAR, FSE: 9DR), a diversified Immersive Technology platform company providing enterprise-focused Virtual Reality (“VR”), Augmented Reality (“AR”) and Spatial Computing software and services, provided financial results for its third quarter fiscal year 2024, ended March 31, 2024 (“Q3 FY’24”).

Business Summary by President & CEO Lyron Bentovim

●	Earlier today, we announced that our subsidiary company, Brightline Interactive (“BLI”), entered into a $4MM+, 12-month contract with a Department of Defense (“DoD”) entity for a Spatial Computing ecosystem, integrating AI workflows and accelerated compute for a variety of defense use-cases. Please see separate related 8K and press release.

●	We are in the process of securing several additional multi-million dollar Spatial Computing/Cloud/AI contracts with multiple Government, DoD and large enterprise customers. The short-term aggregate value for these contracts is in the $8-12 million range. While there is no guarantee that some or all of these will come to fruition, we anticipate that a good portion of these will close before CY-end ‘24, with additional potential in CY ‘25.

●	Each of these potential contracts has significant growth elements built into them that could lead to significant annual recurring software revenue.

●	Looking forward, we expect revenues to be generally flat to up in the coming two quarters as we finalize our divestiture plans and then grow significantly in Q4 CY 2024 and into 2025 as we start recognizing the revenues from the DoD entity contract we signed and the others we expect to follow.

●	As previously discussed, we have made significant reductions in our operating cash expense base as reflected by a 62% reduction in our Operating expenses this quarter compared to the same quarter last year. Our operational cash breakeven point is now at approximately $3 million revenue per quarter or $12 million revenue annually. Given our current level of revenues and subject to the signing of some of the contracts mentioned above, we expect to be cash flow positive from our operations commencing in September ‘24 and onwards. In such a scenario, and given our current cash balance, we expect to be self-sufficient without needing any external fundings.

●	These strides increasingly validate our transition to enterprise-scale Spatial Computing/Cloud/AI driven Immersive recurring software solutions, and the divestiture of non-core operating assets. As was previously discussed and as expected, the temporary impact of this strategic transition was lower revenue.

●	Q3 FY ‘24 quarterly revenue of approximately $1.9 million, a 48% decrease compared to revenue of approximately $3.7 million in Q3 FY ‘23 which was our record revenue quarter.

●	Gross Margin for Q3 FY ‘24 was approximately 70% compared to 67% for Q3 FY ‘23. We expect our Gross Margins to continue to remain in the 65-75% range.

●	Adjusted EBITDA loss for Q3 FY’24 of approximately $0.89 million, compared to an EBITDA loss of approximately $1.13 million for Q3 FY ‘23, a quarter in which the revenues were far higher.

Q3 FY ‘24 Financial Summary (for full detail of our financial results please refer to our 8K and 10Q filed on 5/15/24)

●	Total revenue for the three months ended March 31, 2024 was approximately $1.9 million compared to approximately $3.67 million for the three months ended March 31, 2023, a decrease of 48%. Total revenue for the nine months ended March 31, 2024 was approximately $7.08 million compared to approximately $10.57 million for the nine months ended March 31, 2023, a decrease of 33%. The decrease for both periods reflects our strategic shift to Spatial Computing, Cloud and AI driven immersive software solutions (“Strategic Shift”), which has resulted in a significant turnover in our historical customer base and divestiture of non-strategic assets.

●	Gross profit margin was approximately 70% for the three months ended March 31, 2024 compared to approximately 67% for the three months ended March 31, 2023. The increase was driven by higher gross margin Software License/SaaS and non-project Software Services representing a greater percentage of total revenue. Gross profit margin was approximately 66% for the nine months ended March 31, 2024 compared to approximately 69% for the nine months ended March 31, 2023. The decrease was driven by the lower margin on project revenue in the current fiscal year due to a larger use of outside contractors.

●	Operating expenses for the three months ended March 31, 2024 were approximately $2.93 million compared to $7.73 million for the three months ended March 31, 2023, a decrease of 62%. This reflects a decrease in primarily all expense categories, reduced investment in non-core areas and divesting non-core assets to align with reduced revenue as a result our Strategic Shift, along with a gain in the change in fair value of acquisition contingent consideration. Operating expenses for the nine months ended March 31, 2024 were approximately $7.26 million compared to $16.74 million for the nine months ended March 31, 2023, a decrease of 57%. This reflects a decrease in all expense categories, reduced investment in non-core areas and divesting non-core assets to align with reduced revenue as a result our Strategic Shift, along with an increased gain in the change in fair value of acquisition contingent consideration.

●	Net loss for the three months ended March 31, 2024 was $1.54 million, as compared to a net loss of $5.22 million for the comparable 2023 period, a $3.68 million improvement or approximately 70%. This reflects decreased revenue/gross margin offset by a decrease in operating expenses and a gain in change in fair value of acquisition contingent consideration. Net loss for the nine months ended March 31, 2024 was $2.40 million, as compared to a net loss of $9.30 million for the comparable 2023 period, a $6.90 million improvement or approximately 74%. This reflects decreased revenue/gross margin and increased intangible asset impairment offset by a decrease in operating expenses and an increased gain in change in fair value of acquisition contingent consideration.

●	Adjusted EBITDA loss for the three months ended March 31, 2024 was $0.89 million compared to a loss of $1.13 million for the comparable 2023 period. Adjusted EBITDA loss for the nine months ended March 31, 2024 was $3.50 million compared to a loss of $4.78 million for the comparable 2023 period. The reduced EBITDA loss for both periods reflect cash expense reductions in excess of the decrease in revenue/gross margin.

●	As of March 31, 2024, the Company had cash and cash equivalents of approximately $4.3 million.

●	The Company has no outstanding corporate debt or preferred equity obligations.

Q3 Fiscal Year 2024 Conference Call and Webcast

Date: Wednesday, May 15, 2024

Time: 4:30 p.m. Eastern time

USA Dial In: 844-369-8774

International: 862-298-0844

Participant Access Code: The Glimpse Group

Webcast: https://www.webcaster4.com/Webcast/Page/2934/50603

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the webcast will be available through May 15, 2025. A replay of the teleconference will be available through May 29, 2024. To listen, please call USA: 877-481-4010 or International: 919-882-2331; Replay Passcode: 50603. A webcast will also be available on the IR section of The Glimpse Group website (ir.theglimpsegroup.com) or by clicking the webcast link above.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR, FSE: 9DR) is a diversified Immersive technology platform company, providing enterprise-focused Virtual Reality, Augmented Reality and Spatial Computing software & services. Glimpse’s unique business model builds scale and a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into this emerging industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

THE GLIMPSE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of March 31, 2024	As of June 30, 2023
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$4,285,343	$5,619,083
Accounts receivable	975,172	1,453,770
Deferred costs/contract assets	72,205	158,552
Prepaid expenses and other current assets	813,193	562,163
Total current assets	6,145,913	7,793,568

Equipment, net	184,954	264,451
Right-of-use assets, net	522,449	627,832
Intangible assets, net	2,820,068	4,284,151
Goodwill	10,857,600	11,236,638
Other assets	73,273	71,767
Total assets	$20,604,257	$24,278,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$241,072	$455,777
Accrued liabilities	246,971	635,616
Accrued non cash performance bonus	-	1,041,596
Deferred revenue/contract liabilities	69,847	466,393
Lease liabilities, current portion	413,237	405,948
Contingent consideration for acquisitions, current portion	2,918,939	5,120,791
Total current liabilities	3,890,066	8,126,121

Long term liabilities
Contingent consideration for acquisitions, net of current portion	1,414,682	4,505,000
Lease liabilities, net of current portion	211,638	423,454
Total liabilities	5,516,386	13,054,575

Commitments and contingencies

Stockholders’ Equity
Preferred Stock, par value $0.001 per share, 20 million shares authorized; 0 shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 300 million shares authorized; 18,140,217 and 14,701,929 issued and outstanding, respectively	18,141	14,702
Additional paid-in capital	74,114,774	67,854,108
Accumulated deficit	(59,045,044)	(56,644,978)
Total stockholders’ equity	15,087,871	11,223,832
Total liabilities and stockholders’ equity	$20,604,257	$24,278,407

THE GLIMPSE GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenue
Software services	$1,466,397	$3,119,948	$6,510,740	$9,868,920
Software license/software as a service	429,246	552,442	566,208	705,041
Total Revenue	1,895,643	3,672,390	7,076,948	10,573,961
Cost of goods sold	569,461	1,223,531	2,406,479	3,313,409
Gross Profit	1,326,182	2,448,859	4,670,469	7,260,552
Operating expenses:
Research and development expenses	1,136,848	2,157,307	4,209,518	6,692,332
General and administrative expenses	1,233,904	1,137,231	3,375,140	3,773,231
Sales and marketing expenses	559,681	1,456,883	2,138,539	4,938,213
Amortization of acquisition intangible assets	291,036	550,786	950,192	1,536,467
Goodwill impairment	-	250,000	379,038	250,000
Intangible asset impairment	-	229,182	522,166	229,182
Change in fair value of acquisition contingent consideration	(291,980)	1,947,989	(4,317,524)	(677,113)
Total operating expenses	2,929,489	7,729,378	7,257,069	16,742,312
Loss from operations before other income	(1,603,307)	(5,280,519)	(2,586,600)	(9,481,760)

Other income
Interest income	61,051	57,921	186,534	184,800
Net Loss	$(1,542,256)	$(5,222,598)	$(2,400,066)	$(9,296,960)

Basic and diluted net loss per share	$(0.09)	$(0.37)	$(0.15)	$(0.68)

Weighted-average shares used to compute basic and diluted net loss per share	17,195,322	14,093,597	16,194,523	13,727,595

THE GLIMPSE GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(2,400,066)	$(9,296,960)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	1,040,759	1,645,846
Common stock and stock option based compensation for employees and board of directors	1,742,126	2,784,667
Accrued non cash performance bonus fair value adjustment	(551,236)	-
Acquisition contingent consideration fair value adjustment	(4,317,524)	(677,113)
Impairment of goodwill and intangible assets	901,204	479,182
Issuance of common stock to vendors as compensation	88,472	5,238
Adjustment to operating lease right-of-use assets and liabilities	(99,144)	(15,056)

Changes in operating assets and liabilities:
Accounts receivable	478,598	(48,340)
Deferred costs/contract assets	86,347	519,673
Prepaid expenses and other current assets	(251,030)	(120,436)
Other assets	(1,506)	149,962
Accounts payable	(214,705)	(525,832)
Accrued liabilities	(388,644)	(149,673)
Deferred revenue/contract liabilities	(396,546)	(2,348,561)
Net cash used in operating activities	(4,282,895)	(7,597,403)
Cash flow from investing activities:
Purchases of equipment	(19,346)	(139,420)
Acquisitions, net of cash acquired	-	(2,522,756)
Purchase of investments	-	(8,197)
Net cash used in investing activities	(19,346)	(2,670,373)
Cash flows provided by financing activities:
Proceeds from securities purchase agreement, net	2,968,501	-
Proceeds from exercise of stock options	-	66,111
Cash provided by financing activities	2,968,501	66,111

Net change in cash, cash equivalents and restricted cash	(1,333,740)	(10,201,665)
Cash, cash equivalents and restricted cash, beginning of year	5,619,083	18,249,666
Cash, cash equivalents and restricted cash, end of period	$4,285,343	$8,048,001
Non-cash Investing and Financing activities:

Issuance of common stock for satisfaction of contingent liability	$974,647	$2,093,037
Issuance of common stock for non cash performance bonus	$490,360	$-
Lease liabilities arising from right-of-use assets	$113,182	$1,221,513
Note receivable for sale of subsidiary assets	$1,000,000	$-
Allowance against note receivable	$(1,000,000)	$-
Common stock issued for acquisition	$-	$2,845,430
Contingent acquisition consideration liability recorded at closing	$-	$6,139,000
Common stock issued for purchase of intangible asset - technology	$-	$326,436
Issuance of common stock for satisfaction of contingent liability, net of note extinguishment	$-	$318,571
Extinguishment of note receivable for satisfaction of contingent liability	$-	$250,000

The following table presents a reconciliation of net loss to Adjusted EBITDA for the three and nine months ended March 31, 2024 and 2023:

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(in millions)		(in millions)
Net loss	$(1.54)	$(5.22)	$(2.40)	$(9.30)
Depreciation and amortization	0.32	0.59	1.04	1.65
EBITDA loss	(1.22)	(4.63)	(1.36)	(7.65)
Stock based compensation expenses	0.62	1.07	1.83	2.79
Intangible asset impairment	-	0.48	0.90	0.48
Acquisition expenses	-	-	-	0.28
Non cash change in fair value of accrued performance bonus	-	-	(0.55)	-
Non cash change in fair value of acquisition contingent consideration	(0.29)	1.95	(4.32)	(0.68)
Adjusted EBITDA loss	$(0.89)	$(1.13)	$(3.50)	$(4.78)